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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-57003 and 333-101674) of Compass Bancshares, Inc. of our report dated June 26, 2003 relating to the financial statements of Compass Bancshares, Inc. Employee Stock Ownership Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama
June 26, 2003